INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 129 to Registration Statement (No. 2-67052) on Form N-1A of Forum Funds of our reports for Winslow Green Growth Fund and Brown Advisory Intermediate Bond Fund dated February 14, 2003 in the Statements of Additional Information, which are part of such Registration Statement, and to the reference to us under the headings "Financial Highlights" appearing in the Prospectuses, which are also part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 30, 2003


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                        CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders
Polaris Global Value Fund:

We consent to the use of our report dated February 10, 2003 for Polaris Global Value Fund and to the references to our firm under the headings, "Financial Highlights" in the PROSPECTUS and "Independent Auditors" in the STATEMENT OF ADDITIONAL INFORMATION.

                        /s/ KPMG LLP

Boston, Massachusetts
April 30, 2003